Exhibit 99.1

MIDLAND STATES BANCORP, INC.

LETTER OF TRANSMITTAL

To Tender for Exchange

5.00% Fixed-to-Floating Rate Subordinated Notes due 2029 CUISP #597742 AG0 / ISIN# US597742AG00 and CUSIP #597742 AF2 / ISIN# US597742AF27 (the “2029 Notes”) for
5.00% Fixed-to-Floating Rate Subordinated Notes due 2029 that have been registered under the Securities Act of 1933 (the “Securities Act”)

And

5.50% Fixed-to-Floating Rate Subordinated Notes due 2034 CUISP #597742 AJ4 / ISIN# US597742AJ49; CUSIP #597742 AH8 / ISIN# US597742AH82 (the “2034 Notes”) for
5.50% Fixed-to-Floating Rate Subordinated Notes due 2034 that have been registered under the Securities Act

PURSUANT TO THE PROSPECTUS

DATED [                ]

THE EXCHANGE OFFER DESCRIBED HEREIN (THE “EXCHANGE OFFER”) WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON [     ], UNLESS EXTENDED (THE “EXPIRATION DATE”).  TENDERS MAY BE WITHDRAWN PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS.

If you desire to accept the Exchange Offer, this Letter of Transmittal should be completed, signed and submitted timely to UMB Bank National Association (the “Exchange Agent”) as follows:

UMB Bank National Association

5555 San Felipe, Suite 870

Houston, Texas  77056

Attention: Mauri Cowen

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

For any questions regarding this Letter of Transmittal or for any additional information, you may contact the Exchange Agent by email at mauri.cowen@umb.com.

The Exchange Offer is not being mailed to, nor will tenders be accepted from or on behalf of, holders of outstanding 2029 Notes or 2034 Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

Preliminary Instructions

The undersigned hereby acknowledges receipt of the prospectus dated [     ] (as it may be amended or supplemented from time to time, the “Prospectus”) of Midland States Bancorp, Inc. (the “Company”) and this Letter of Transmittal (this “Letter of Transmittal”), which together constitute the Exchange Offer whereby the Company is offering to exchange its (i) 5.00% Fixed-to-Floating Rate Subordinated Notes due 2029 (in global form) (the “2029 Notes”) and (ii) 5.50% Fixed-to-Floating Rate Subordinated Notes due 2034 (in global form) (the “2034 Notes” and together with the 2029 Notes, the “Old Notes”) for a like principal amount of its (x) 5.00% Fixed-to-Floating Rate Subordinated Notes due 2029 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (in global form) (the “New 2029 Notes”) and (y) 5.50% Fixed-to-Floating Rate Subordinated Notes due 2034 that have been registered under the Securities Act (in global form) (the “New 2034 Notes” and together with the New 2029 Notes, the “New Notes”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement that the Company entered into with the initial purchasers of the Old Notes and do not have the right to additional interest under the circumstances described in that registration rights agreement relating to the Company’s fulfillment of its registration obligations. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof, or, if no interest has been paid on such Old Notes, from the date of its original issue.

This Letter of Transmittal is to be completed by all holders of Old Notes wishing to participate in the Exchange Offer.

The Company reserves the right, at any time and from time to time, to extend the Exchange Offer, in which case the term “Expiration Date” means the latest date and time to which the Exchange Offer is extended by the Company.  In order to extend the Exchange Offer, the Company will notify the Exchange Agent and each registered holder of Old Notes by oral (confirmed in writing) or written notice or will issue a press release or other public announcement of such extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.  The Exchange Offer is not conditioned upon the tender of any minimum aggregate principal amount of Old Notes.

The Company has not provided guaranteed delivery procedures in conjunction with this Exchange Offer or under any of the Prospectus or other materials provided herewith.

HOLDERS OF OUTSTANDING OLD NOTES SHOULD COMPLETE THE APPROPRIATE BOXES BELOW AND SIGN THIS LETTER OF TRANSMITTAL TO INDICATE THE ACTION SUCH HOLDERS ELECT TO TAKE WITH RESPECT TO THE EXCHANGE OFFER.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the Old Notes described in Box I (Description of Tendered Notes) (the “Tendered Notes”).  The undersigned is the registered owner of all the Tendered Notes, and the undersigned represents that it has received from each beneficial owner of the Tendered Notes described in Box II (Beneficial Owner(s)) (a “Beneficial Owner”) instructions to take the action described in this Letter of Transmittal.  Subject to, and effective upon, the acceptance for exchange of the Tendered Notes, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Tendered Notes.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the Tendered Notes with the full power of substitution to (i) deliver certificates for the Tendered Notes to the Company and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, (ii) present the Tendered Notes for transfer on the books of the Company and (iii) receive for the account of the

Company all benefits and otherwise exercise all rights of beneficial ownership of the Tendered Notes, all in accordance with the terms of the Exchange Offer.  The power of attorney granted in this paragraph shall be an irrevocable power coupled with an interest.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Tendered Notes and that when such Tendered Notes are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale and transfer and not subject to any adverse claim when the same are accepted by the Company and that the information set forth in Box II (Beneficial Owner(s)) is correct.

If the undersigned is not a broker-dealer, the undersigned represents that it is not an “affiliate”, as defined in Rule 405 under the Securities Act, of the Company, is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a “distribution”, as defined in the Securities Act, of New Notes and is acquiring the New Notes in its ordinary course of business.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Old Notes).

For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly Tendered Notes when, as and if the Company has given written notice thereof to the Exchange Agent.

The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Tendered Notes.  All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned and each Beneficial Owner hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and such Beneficial Owner, and shall not be affected by, and shall survive the death or incapacity of, the undersigned and/or such Beneficial Owner.  The undersigned understands that tenders of the Tendered Notes pursuant to the procedures described in the Prospectus and the instructions herein will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions set forth herein and in the Prospectus.

Please credit the New Notes to the account at DTC indicated in Box III (DTC Account Details).  If applicable, please issue substitute certificates representing any Old Notes not exchanged in the name of the undersigned.  Similarly, if applicable, please send substitute certificates representing Old Notes not exchanged to the undersigned at the address indicated in Box I (Description of Tendered Notes).

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY
BEFORE COMPLETING ANY BOX BELOW.

BOX I
DESCRIPTION OF TENDERED NOTES*

Name(s) and Address(es) of Registered Note Holder(s), exactly as name(s) appear(s) on Old Note Certificate(s) / Book-Entry(ies)	Certificate Number(s) / Book-entry(ies) of Outstanding Notes	Aggregate Principal Amount Represented by Certificate(s) / Book-Entry(ies)	Aggregate Principal Amount Tendered**

Total:

*                                         List the Old Notes to which this Letter of Transmittal relates.  If the space provided is inadequate, the Certificate number(s) / book-entry(ies) and principal amount of the Old Note(s) should be listed on a separate signed schedule attached hereto.

**                                  Tenders of the Old Note(s) must be in a minimum principal amount of US$1,000 or an integral multiple of US$1,000 in excess thereof.  Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the Certificate(s) / Book-Entry(ies) set forth above.  See Instruction 2.

BOX II
BENEFICIAL OWNER(S)

Name of Each Beneficial Owner of Tendered Notes	Principal Amount of Tendered Notes Held for Account of Beneficial Owner

BOX III
DTC ACCOUNT DETAILS

PLEASE COMPLETE THE FOLLOWING DETAILS FOR THE DTC ACCOUNT(S) FOR WHICH THE NEW NOTES ARE TO BE ISSUED:

Name(s)

Account Number(s)

Crediting Instructions

BOX IV
SIGNATURE
(See Instructions 1 and 3)

,20
,20
,20
Signatures by Tendering Holders	Date

Telephone Number(s)

For any Tendered Notes, this Letter of Transmittal must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) / book-entry(ies) for the Tendered Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents submitted herewith.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and the other information indicated below and, unless waived by the Company, submit herewith evidence satisfactory to the Company of authority to so act.  See Instruction 3.

Name(s)
(Please Type or Print)

Capacity(ies)
Address(es)

(Including Zip Code)

Telephone Number(s)

SIGNATURE GUARANTEE (If required by Instruction 3)

Signature(s) Guaranteed by an Eligible Institution (Authorized Signature(s))

(Print Name(s))

(Title(s))

(Name of Firm—Must be an Eligible Institution as defined in Instruction 3)

Address(es)

Telephone Number(s)

MIDLAND STATES BANCORP, INC.

INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER

Instruction 1: Delivery of this Letter of Transmittal and Tendered Notes.  This Letter of Transmittal is to be completed by all holders of Old Notes wishing to participate in the Exchange Offer.  Certificates / Book-Entry(ies) for all tendered Old Notes, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile hereof) and all other documents required by this Letter of Transmittal must be received by the Exchange Agent at the address set forth on the front cover hereof prior to 11:59 p.m., New York City time, on the Expiration Date.

The method of delivery of this Letter of Transmittal, the Tendered Notes and all other required documents is at the election and risk of the tendering holders.  The delivery will be deemed made only when actually received or confirmed by the Exchange Agent.  As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service.  In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent prior to 11:59 p.m., New York City time, on the Expiration Date.

Instruction 2: Tender by Registered Holder; Instructions to Beneficial Holders; Partial Tenders.  Only a holder in whose name Old Notes are registered may execute and deliver this Letter of Transmittal and tender Old Notes in the Exchange Offer.  Any Beneficial Owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust, company or other nominee and who wishes to tender such Old Notes should contact such registered holder promptly and instruct such registered holder to tender such Old Notes on such Beneficial Owner’s behalf.  The Company, the Exchange Agent and the transfer agent and registrar (if other than the Exchange Agent) for the Old Notes shall be entitled to rely upon all representations, warranties, covenants and instructions given or made by such registered holder and/or such Beneficial Owner.  If such Beneficial Owner wishes to tender Old Notes on its own behalf, such Beneficial Owner must, prior to completing and executing this Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner’s name or obtain a properly completed bond power from the registered holder.  Any such transfer of registered ownership may take considerable time.

Tendered Notes must be in a minimum principal amount of US$1,000 or an integral multiple of US$1,000 in excess thereof.  If less than the entire principal amount of the Old Notes evidenced by a submitted certificate / book-entry are to be tendered, the tendering holder(s) should indicate the aggregate principal amount of Old Notes to be tendered in Box I (Description of Tendered Notes) under the caption “Aggregate Principal Amount Tendered.”  The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.  If the entire principal amount of Old Notes held by the tendering holder is not tendered for exchange, then certificates / book-entry(ies) evidencing untendered Old Notes will be issued in the name of the person signing this Letter of Transmittal and such certificates / book-entry(ies) will be sent to the person signing this Letter of Transmittal at the address indicated in Box I (Description of Tendered Notes).  All New Notes will be credited to the account at DTC indicated in Box III (DTC Account Details).

Instruction 3: Signatures on this Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures.  If this Letter of Transmittal is signed by the registered holder of the Tendered Notes, the signature must correspond exactly with the name(s) as written on the face of the certificates / book-entry(ies) for the Tendered Notes without any change whatsoever.  If any tendered Old Notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.  If any Tendered Notes are registered in different names on several certificates / book-entry(ies), it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates / book-entry(ies).

When this Letter of Transmittal is signed by the registered holder(s) of the Tendered Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required.  If, however, the New Notes are to be issued, or any untendered Old Notes are to be reissued, to a person other than the registered holder, then endorsements of any certificates / book-entry(ies) transmitted hereby or separate bond powers are required.  Signatures on such certificate(s) must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of any certificate(s) / book-entry(ies) specified herein, such certificate(s) / book-entry(ies) must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) / book-entry(ies), and signatures on each such endorsement or bond power must be guaranteed by an Eligible Institution (as defined below).

If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

Endorsements on certificates for Tendered Notes or signatures on bond powers required by this Instruction 3 must be guaranteed by a firm which is a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, or is a savings institution, commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and which is, in each case, a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program) (an “Eligible Institution”).

Signatures on this Letter of Transmittal need not be guaranteed by an Eligible Institution, provided the Tendered Notes are tendered by (i) the registered holder thereof on this Letter of Transmittal or (ii) an Eligible Institution.

Instruction 4: Special Issuance and Delivery Instructions.  Tendering holders should indicate in the applicable boxes the name and address to which substitute certificates, if any, evidencing Old Notes not exchanged are to be sent if different from the name or address of the holder signing this Letter of Transmittal.  If no such instructions are given, certificates, if any, evidencing such Old Notes not exchanged will be returned to the person signing this Letter of Transmittal at the address indicated in Box I (Description of Tendered Notes).

Instruction 5: Transfer Taxes.  The Company will pay all transfer taxes, if any, applicable to the exchange of Tendered Notes under the Exchange Offer.  The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•                  Tendered Notes are to be issued in the name of any person other than the registered holder of the Tendered Notes so exchanged;

•                  Tendered Notes are registered in the name of any person other than the person signing this Letter of Transmittal; or

•                  a transfer tax is imposed for any reason other than the exchange of Tendered Notes under the Exchange Offer.

If satisfactory evidence of payment of transfer taxes is not submitted with this Letter of Transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Instruction 6: Waiver of Conditions.  The Company reserves the absolute right to waive any or all conditions relating to the Exchange Offer set forth in the Prospectus.

Instruction 7: No Conditional Tenders.  No alternative, conditional, irregular or contingent tenders will be accepted.  All holders of Tendered Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Tendered Notes for exchange.

Instruction 8: Mutilated, Lost, Stolen or Destroyed Old Notes.  Any holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address set forth on the front cover hereof for further instructions.

Instruction 9: Validity of Tenders.  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Tendered Notes will be determined by the Company in its sole discretion, which determination will, subject to applicable law, be final and binding.  The Company reserves the absolute right to reject any and all Tendered Notes not properly tendered or any Tendered Notes, the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful.  The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to any Tendered Notes.  The Company’s interpretation of the terms and conditions of the Exchange Offer (including the Instructions in this Letter of Transmittal) will, subject to applicable law, be final and binding on all parties.  Unless waived, any defects or irregularities in connection with Tendered Notes must be cured within such time as the Company shall determine.  Although the Company (or Exchange Agent on behalf of the Company) intends to notify holders of defects or irregularities with respect to tenders of Tendered Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification.  Tenders of Tendered Notes will not be deemed to have been made until such defects or irregularities have been cured by the applicable holder(s) or waived by the Company.  Any Tendered Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, as promptly as practicable following the Expiration Date.

Instruction 10: Acceptance of Tendered Notes and Issuance of Notes; Return of Notes.  Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange all validly tendered Old Notes as promptly as practicable after the Expiration Date and will issue New Notes therefor as promptly as practicable thereafter.  For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when the Company has given oral or written notice thereof to the Exchange Agent.  If any Tendered Notes are not exchanged pursuant to the Exchange Offer for any reason, such unexchanged Tendered Notes will remain outstanding and, if in certificated form, will be returned, without expense, to the person signing this Letter of Transmittal at the address indicated in Box I (Description of Tendered Notes).

Instruction 11: Requests for Assistance or Additional Copies.  Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and email set forth on the front cover hereof.